Exhibit 10.1

THIRD AMENDMENT TO
THIRD AMENDED AND RESTATED ADVISORY AGREEMENT

This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED ADVISORY AGREEMENT is entered into as of March 30, 2020, by and among American Finance Trust, Inc. (the “Company”), American Finance Operating Partnership, L.P. (the “Operating Partnership”) and American Finance Advisors, LLC (the “Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Third Amended and Restated Advisory Agreement, dated as of September 6, 2016, as amended on July 19, 2018 and March 18, 2019 (as so amended, the “Advisory Agreement”); and

WHEREAS, in light of the unprecedented market disruption resulting from the coronavirus pandemic, the Company, the Operating Partnership and the Advisor desire to amend certain provisions of the Advisory Agreement.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 1 of the Advisory Agreement. Section 1 of the Advisory Agreement is hereby amended to include following defined terms:

“Variable Management Fee Lower Threshold” means (i) for the fiscal quarters ending June 30, 2020, September 30, 2020 and December 31, 2020, $0.23, and (ii) for any other fiscal quarter, $0.275.

“Variable Management Fee Upper Threshold” means (i) for the fiscal quarters ending June 30, 2020, September 30, 2020 and December 31, 2020, $0.27, and (ii) for any other fiscal quarter, $0.3125.”

2.	Amendment to Section 10(f) of the Advisory Agreement. Section 10(f) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(f) Variable Management Fee. The Company shall pay the Advisor a Variable Management Fee, payable quarterly in arrears, in an amount equal to (i) the product of (A) the Adjusted Outstanding Shares for the just completed fiscal quarter multiplied by (B) 15% multiplied by (C) the excess of Core Earnings Per Adjusted Share for the just completed fiscal quarter over the Variable Management Fee Lower Threshold for that fiscal quarter, plus (ii) the product of (X) the Adjusted Outstanding Shares for the just completed fiscal quarter multiplied by (Y) 10% multiplied by (Z) the excess of Core Earnings Per Adjusted Share for the just completed fiscal quarter over the Variable Management Fee Upper Threshold for that fiscal quarter.”

3.	Miscellaneous. Except as expressly modified by this amendment, the remaining terms, covenants and conditions of the Advisory Agreement shall remain in full force and effect. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to such terms in the Advisory Agreement. Signatures on this amendment which are transmitted electronically shall be valid for all purposes.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this amendment as of the date first set forth above.

AMERICAN FINANCE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr. Title: Chief Executive Officer & President

AMERICAN FINANCE OPERATING PARTNERSHIP, L.P.

By:	American Finance Trust, Inc., its General Partner

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr. Title: Chief Executive Officer & President

AMERICAN FINANCE ADVISORS, LLC

By:	American Finance Special Limited Partner, LLC, its sole member

By:	AR Global Investments, LLC, its managing member

By:	/s/ Michael Anderson
Name: Michael Anderson Title: Authorized Signatory